Exhibit 3.11

CERTIFICATE OF FORMATION

OF

UNITED RENTALS REALTY, LLC

This Certificate of Formation of United Rentals Realty, LLC (the “LLC”) is being duly executed and filed by Joli Lyn Gross, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is United Rentals Realty, LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware is: c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of September, 2008.

By:	/s/ Joli Lyn Gross
	Name:	Joli Lyn Gross
	Title:	Authorized Person

CERTIFICATE OF MERGER

OF

NES REAL ESTATE MANAGEMENT, LLC

INTO

UNITED RENTALS REALTY, LLC

APRIL 3, 2017

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned limited liability company executed the following Certificate of Merger.

1.             The name and state of each of the constituent entities of the merger (collectively, the “Constituent Entities”) are as follows:

Name	State of Formation

NES Real Estate Management, LLC	Delaware

United Rentals Realty, LLC	Delaware

2.             An Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2017, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 18-209 of the DLLCA.

3.             The name of the surviving limited liability company is United Rentals Realty, LLC, a Delaware limited liability company.

4.             The Certificate of Formation of the surviving limited liability company, as in effect immediately prior to the merger, shall be the Certificate of Formation of the surviving limited liability company immediately following the merger.

5.             The executed Merger Agreement is on file at 100 First Stamford Place, Suite 700, Attn: Legal Department, Stamford, Connecticut 06902, the place of business of the surviving limited liability company.

6.             A copy of the Merger Agreement will be furnished by the surviving limited liability company on request, without cost, to any member of the Constituent Entities.

7.             The merger shall be effective at 12:01 P.M. E.T. on April 3, 2017.

IN WITNESS WHEREOF, the surviving limited liability company has caused this certificate to be signed by an authorized person as of the date first written above.

UNITED RENTALS REALTY, LLC

By:	/s/ Joli Lyn Gross
	Name:	Joli Lyn Gross
	Title:	Authorized Person

[Signature Page to Certificate of Merger (Step 7)]